Exhibit 10.12

EXECUTION VERSION
LOAN NO. 1013119

Promissory Note Secured by Mortgage
(One-Month LIBO Rate, Adjusted Monthly)

$38,000,000	December 30, 2014

1.
PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned IC MYRTLE BEACH LLC, a Delaware limited liability company ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), via wire transfer at the Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, Minneapolis, Minnesota 55402, or by such other means or at such other places as may be designated in writing by Lender, the principal sum of THIRTY-EIGHT MILLION DOLLARS ($38,000,000) or so much thereof as may from time to time be owing under this Promissory Note Secured by Mortgage ("Note") by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Interest Rate Agreement attached hereto as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Various terms not otherwise defined herein are defined and described as follows:
"Business Day" means: (a) for all purposes other than as set forth in clause (b) below, any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close; and (b) with respect to the determination of any LIBO Rate (as defined in the Interest Rate Agreement attached hereto as Exhibit A), any day that is a day for trading by and between banks in Dollar deposits in the London interbank market.
"Loan Agreement" is that certain Loan Agreement dated as of the date hereof between Borrower, IC Myrtle Beach Operations LLC, a Delaware limited liability company, and Lender, as the same may be amended, modified, supplemented or replaced from time to time.

"Loan Documents" are the documents defined as such in the Loan Agreement.

2.
INTEREST PAYMENTS; AMORTIZATION. Interest accrued on this Note shall be due and payable on the first (1st) Business Day of each month commencing with the first (1st) month after the date of this Note ("Due Date"). In addition, if Borrower exercises the First Option to Extend (as defined in the Loan Agreement), then in addition to the payments of interests, on each Due Date occurring after the Original Maturity Date (as defined in the Loan Agreement), Borrower shall repay a portion of the outstanding principal amount of the Loan (as defined in the Loan Agreement) in an amount equal to Sixty Thousand Dollars ($60,000).

3.
MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on December 30, 2017, as such date may be extended in accordance with the terms and provisions of the Loan Agreement (“Maturity Date”). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

4.
SECURED NOTE. This Note is secured by, among other things, a Fee and Leasehold Construction Mortgage, Assignment, Security Agreement, and Financing Statement (as the same may be amended or restated from time to time, the “Security Instrument”) dated of even date herewith, executed by Borrower and IC Myrtle Beach Operations LLC, together as mortgagor, in favor of Lender, as mortgagee, and the other Loan Documents.

5.
LIMITED DIRECT DEBIT. In order to assure timely payment to Lender of accrued interest, principal, fees and late charges due and owing under the Loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit the Interest Reserve Account (as defined in the Loan Agreement) so long as funds remain

EXECUTION VERSION
LOAN NO. 1013119

on deposit in the Interest Reserve Account, for payment when due of all such amounts payable to Lender; provided, however, that Lender shall be required to provide Borrower with no less than three (3) Business Days prior written notice before the direct debit of any amounts in excess of the required monthly principal and interest payments (in order to ensure that there are sufficient funds available in the Interest Reserve Account). Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon written demand, in immediately available funds, all amounts and expenses due and owing to Lender. Notwithstanding anything to the contrary, in no event will the insufficiency of funds in the Interest Reserve Account relieve Borrower from its obligation to timely pay any and all amounts as and when due under this Note and the other Loan Documents.

6.
LATE CHARGE. If any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day following the first (1st) Business Day of the month (regardless of whether the fifteenth (15th) day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to four percent (4%) of the amount of such unpaid payment ("Late Charge").

7.
PREPAYMENT. Any prepayment of the Loan shall be made subject to the terms of Section 2.6 of the Loan Agreement and may be subject to the payment of the Prepayment Fee (as defined in the Loan Agreement).

8.
DEFAULT RATE. From and after the Maturity Date, or such earlier date on which a Default (as defined in the Loan Agreement) exists under the Loan Agreement or under any of the other Loan Documents, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise accruing under this Note ("Default Rate"). To the extent permitted by law, the Default Rate shall apply both before and after any judgment on the indebtedness evidenced by this Note.

9.
ACCELERATION. If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) upon the occurrence of any Default, as defined in any one or more of the Security Instrument, Loan Agreement, any other Loan Document, any Other Related Document, or any obligation secured by any of the foregoing, which Default is not cured within the applicable grace period, if any; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

10.	MISCELLANEOUS.

10.1
Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given to the parties at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

10.2
Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

EXECUTION VERSION
LOAN NO. 1013119

10.3
Waiver. Except as otherwise provided and to the extent permitted by applicable law, Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

10.4	Time. Time is of the essence of each and every term herein.

10.5
Governing Law and Consent to Jurisdiction. THIS NOTE AND THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE AND THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Perkins Coie LLP
30 Rockefeller Plaza
22nd Floor
New York, New York 10112
Attention: Schuyler G. Carroll, Managing Partner
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED

EXECUTION VERSION
LOAN NO. 1013119

IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.6
Lender’s Damages. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the Loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

10.7
Commercial Use; Maximum Rate Permitted By Law. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that, notwithstanding anything to the contrary in this Note or in any other Loan Document, this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Security Instrument, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. The Lender may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) 12 United States Code, Sections 85 and 86, and (ii) any other law, rule, or regulation on effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that otherwise permitted by law.

10.8
Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

10.9	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings attributed to such terms in the Loan Agreement.

EXECUTION VERSION
LOAN NO. 1013119

10.10
Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

10.11	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Note by such attachment for all purposes.

10.12	Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents related to the Loan, the terms of the Loan Agreement shall prevail.

10.13
Limitation on Liability. Notwithstanding anything stated to the contrary in this Note, however, subject to the terms of any guaranty executed in connection with this Loan, under no circumstances shall any of the constituent partners, members, directors or shareholders (direct or indirect) of Borrower have any liability whatsoever for any of the Borrower’s obligations under this Note.

[Signature Follows on Next Page]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date appearing on the first page of this Note.

“BORROWER”

IC MYRTLE BEACH LLC,
a Delaware limited liability company

By:    IC Myrtle Beach Manager LLC,
a Delaware limited liability company,
its manager

By:	/s/ Kenneth H. Fearn
Name:	Kenneth H. Fearn
Its:	A Member

[WFB - Integrated/KBS - Springmaid - Promissory Note]

EXECUTION VERSION
LOAN NO. 1013119

EXHIBIT A - INTEREST RATE AGREEMENT
Exhibit A to Promissory Note Secured by Mortgage ("Note") made by IC Myrtle Beach LLC, a Delaware limited liability company ("Borrower") to the order of Wells Fargo Bank, National Association (collectively with its successors or assigns, "Lender") dated as of December 30, 2014.
R E C I T A L S
Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under the Note ("One-Month LIBO Rate Option"). Borrower understands: (i) the process of exercising the One-Month LIBO Rate Option as provided herein; (ii) that amounts owing under the Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender's additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the LIBO Rate Price Adjustment defined below and the Prepayment Premium) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein or in the Note are defined and described as follows:
"Calculated Interest Rate" is the rate of interest equal to the sum of: (a) three percent (3.0%), plus (b) the LIBO Rate.
"Effective Rate" is the rate of interest calculated in accordance with that certain Section hereof entitled Effective Rate.
"LIBO Rate" is the rate of interest per annum determined by Lender on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).
"LIBO Rate Period" is a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no LIBO Rate Period shall extend beyond the Maturity Date.
"LIBO Rate Portion" is the principal balance of the Note which is subject to a Calculated Interest Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the LIBO Rate Period.
"Regulatory Costs" are, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to Lender having entered into the Loan Documents or the performance of Lender's obligations thereunder, and which result in a reduction in Lender's rate of return from the Loan, Lender's rate of return on overall capital or any amount due and payable to Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of Lender's willful misconduct.
"Reserve Percentage" is at any time the percentage announced within Lender as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities, as defined in Regulation D, from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

1

EXECUTION VERSION
LOAN NO. 1013119

"Taxes" as referred to herein, are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority that are attributable to the Lender having entered into the Loan Documents or the performance of Lender’s obligations thereunder.

2.
EFFECTIVE RATE. Provided no Default exists under the Note or under any of the other Loan Documents, the "Effective Rate" upon which interest shall be calculated for the Note shall be one or more of the following:

2.1	Initial Disbursement; Subsequent Disbursements.

(i)
For the initial disbursement of principal under the Note (“Initial Disbursement”), the Effective Rate on such principal amount shall be the Calculated Interest Rate on the date of disbursement, as determined by Lender.

(ii)
For any and all disbursements of principal under the Note made subsequent to the Initial Disbursement at any time, and from time to time, within the same calendar month as the Initial Disbursement (“Initial Month Subsequent Disbursements”), the Effective Rate on such principal amount(s) shall likewise be the Calculated Interest Rate applicable to the Initial Disbursement.

(iii)
Such Effective Rate shall apply to the Initial Disbursement, and any Initial Month Subsequent Disbursements, from the respective dates of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of such next calendar month, the Initial Disbursement, and any Initial Month Subsequent Disbursements, shall become the LIBO Rate Portion for purposes of calculation of the Effective Rate under that certain Section hereof entitled Reset of Effective Rate.

(iv)
For any and all disbursements of principal under the Note made at any time, and from time to time, after the calendar month in which the Initial Disbursement was made, any such principal disbursed shall also be added to the LIBO Rate Portion for purposes of calculation of the Effective Rate under that certain Section hereof entitled Reset of Effective Rate.

2.2
Reset of Effective Rate. Commencing with the first (1st) Business Day of the first (1st) calendar month after the Initial Disbursement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding LIBO Rate Portion under the Note (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Lender on each such first (1st) Business Day.

Notwithstanding the above, Borrower, by written notice to Lender not less than three (3) Business Days prior to the first (1st) Business Day of any LIBO Rate Period, may elect that the Effective Rate for a one-month period (i.e. until the day immediately preceding the first (1st) Business Day of the next calendar month), for all or any part of the outstanding principal balance of the LIBO Rate Portion, shall be the Calculated Interest Rate as determined by Lender, reset daily. Each such election shall apply only to a single one-month period. If Borrower makes this election consecutively for more than a single one-month period, or if Borrower makes this election for more than a total of three (3) one-month periods during the term of the Note, THEN, the Effective Rate for each additional one-month period shall be 0.25% plus the Calculated Interest Rate as determined by Lender, reset daily. Subject to the above limitations on use of this election, any outstanding principal for which an election for one-month was made, commencing on the first (1st) Business Day of the calendar month succeeding the month for which the election was made, shall have an Effective Rate of the Calculated Interest Rate determined by Lender on such first (1st) Business Day. Such Effective Rate shall apply to such principal through and including the day immediately preceding the first (1st) Business Day of the next LIBO Rate Period. On such first (1st) Business Day of the next LIBO Rate Period such principal shall be added to the LIBO Rate Portion subject to reset pursuant to this Section.

2.3
Requests. Any written request by Borrower to Lender shall be delivered to Lender at the Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, Minneapolis, Minnesota 55402, with a copy to Lender at

2

EXECUTION VERSION
LOAN NO. 1013119

333 S. Grand Ave., 9th Floor, Los Angeles, California 90071 Attention: Anna Chung, or at such other place as may be designated in writing by Lender.
Lender is authorized to rely upon the telephonic request and acceptance of Kenneth H. Fearn, Stewart C. Cushman, Daniel G. Kurz, and Todd Smith as Borrower's duly authorized agent(s), or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower's telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

2.4
Post-Maturity; Default Rate. From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or any of the other Loan Documents, THEN at the option of Lender, all sums owing on the Note shall bear interest at a rate per annum equal to the Default Rate. To the extent permitted by law, the Default Rate shall apply both before and after any judgment on the indebtedness evidenced by the Note.

3.
TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Within thirty (30) calendar days after Lender's written demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under the Note and the other Loan Documents, any and all Taxes and Regulatory Costs. Lender shall give Borrower written notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Taxes and Regulatory Costs, submitted to Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.

4.
LIBO RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a LIBO Rate Portion during a LIBO Rate Period shall result in Lender's incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount ("LIBO Rate Price Adjustment") equal to the then present value of (a) the amount of interest that would have accrued on the LIBO Rate Portion for the remainder of the LIBO Rate Period at the Calculated Interest Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same LIBO Rate Portion for the same period if the Calculated Interest Rate were set on the Price Adjustment Date at the Calculated Interest Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the Calculated Interest Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lender's agreement to make the Loan evidenced by the Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

BORROWER'S INITIALS: _/s/ Authorized Signatory_

5.
PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Interest Rate as a basis for calculating an Effective Rate or LIBO Rate Price Adjustment; (b) a Calculated Interest Rate is used merely as a reference in determining an Effective Rate or a LIBO Rate Price Adjustment; and (c) Borrower has accepted a Calculated Interest Rate as a reasonable and fair basis for calculating an Effective Rate or a LIBO Rate Price Adjustment. Borrower further agrees to pay the LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

6.	MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

3

EXECUTION VERSION
LOAN NO. 1013119

This Exhibit is executed concurrently with and as part of the Note referred to and described first above.

“BORROWER”

IC MYRTLE BEACH LLC,
a Delaware limited liability company

By:    IC Myrtle Beach Manager LLC,
a Delaware limited liability company,
its manager

By:	/s/ Kenneth H. Fearn
Name:	Kenneth H. Fearn
Its:	A Member

[WFB - Integrated/KBS - Springmaid - Fixed Rate Agreement to Promissory Note]